Exhibit 99.1


                    J & J Snack Foods Acquires ICEE of Hawaii


     PENNSAUKEN, N.J.--(BUSINESS WIRE)--Jan. 31, 2006--J & J Snack Foods Corp. (NASDAQ-JJSF) announced today that it has acquired the stock of ICEE of Hawaii. ICEE of Hawaii, headquartered in Waipahu, Hawaii, distributes ICEE frozen beverages and related products throughout the Hawaiian islands. Annual sales are approximately $2.3 million.
     Gerald B. Shreiber, J & J's President and Chief Executive Officer, commented, "We are pleased to add ICEE of Hawaii to our beverage group. We look forward to growing this business in tandem with the balance of our frozen beverages' business."
     J & J Snack Foods Corp.'s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE and ARCTIC BLAST frozen beverages, LUIGI'S, MAMA TISH'S, SHAPE UPS, MINUTE MAID* and BARQ'S** and CHILL*** frozen juice bars and ices, TIO PEPE'S churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia and Vernon, (Los Angeles) California.

     *MINUTE MAID is a registered trademark of The Coca-Cola Company. **BARQ'S is a registered trademark of Barq's Inc.
     ***CHILL is a registered trademark of Wells Dairy, Inc.


     CONTACT: J & J Snack Foods Corp.
              Dennis Moore, 856-665-9533